Table

of Contents
Coronado Global Resources Inc.

Form 10-Q March 31, 2025

1
EXHIBIT 32.1
CERTIFICATIONS

PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF

2002
In connection with

the Quarterly

Report of Coronado

Global Resources Inc.

(the “Company”)

on Form 10-Q

for
the quarterly period

ended March 31,

2025, as filed

with the Securities

and Exchange Commission

on the date
hereof

(the

“Report”),

each

of

the

undersigned

officers

of

the

company

certifies,

pursuant

to

18

U.S.C.
Section 1350,

as

adopted

pursuant

to

Section 906

of

the

Sarbanes-Oxley

Act

of

2002,

that,

to

such

officer’s
knowledge:
1.
The Report

fully complies

with the

requirements of

Section 13(a) or 15(d) of

the Securities

Exchange
Act of 1934; and
2.
The information contained

in the Report fairly

presents, in all material

respects, the financial

condition
and results of operations of the Company as of the dates

and for the periods expressed in the Report.
/s/ Douglas Thompson
Douglas Thompson
Managing Director and Chief Executive Officer
/s/ Barend J. van der Merwe
Barend J. van der Merwe
Group Chief Financial Officer
Date: May 8, 2025.

The foregoing certification is being furnished

solely pursuant to 18 U.S.C. Section

1350 and is not being filed as
part of the Report or as a separate disclosure document.
A signed

original of

this written

statement required

by Section 906

has been

provided to

the Company

and will
be retained by the Company and furnished to the Securities

and Exchange Commission or its staff on request.